UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 11, 2009

Acusphere, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50405	04-3208947
(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street
Watertown, MA	02472
(Address of Principal Executive Offices)	(Zip Code)

(617) 648-8800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On February 11, 2009, Acusphere, Inc. (the “Company”) entered into an amendment (the “Third GE Amendment”) to the License Agreement by and between the Company and GE Healthcare AS (“GE”) dated as of June 1, 2006, as previously filed with the SEC with the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2006, and as amended on May 11, 2007, such amendment as previously filed with the SEC with the Company’s current report on Form 8-K as filed on May 11, 2007, and as further amended on May 15, 2008, such amendment as previously filed with the SEC with the Company’s current report on Form 8-K as filed on May 20, 2008 (the “Second GE Amendment”).

Under the Second GE Amendment, the Company was due to make a series of payments due as follows: $5.5 million due on June 1, 2007, payable in two installments commencing on June 1, 2008, the first installment of $916,666.66 is due and payable on June 1, 2008 and the remaining installment is due and payable on October 1, 2009 in an amount consisting of (i) the amount of $4,583,333.34 in principal plus (ii) interest accruing on such principal amount from July 1, 2008 at the rate of 6% per annum until paid in full.  Notwithstanding the foregoing payments, upon receipt of regulatory approval by the U.S. Food and Drug Administration to market AI-700 in the United States, or the approval of a Marketing Authorization Application to market AI-700 in Europe, prior to September 1, 2010, any then remaining balance of the $4,583,333.34 (plus interest accrued to such date) payable as described above would have been immediately due and payable in full.  The Third GE Amendment provides that, in lieu of these payments, the Company shall make a series of payments due as follows: (i) $250,000.00 due on February 11, 2009, (ii) $250,000.00 due upon the closing of an equity or debt investment in the Company or credit facility made available to the Company in an amount of at least $5 million, and (iii) $4,271,333.34 due on February 15, 2009 and payable with accrued interest at a rate of 6% on December 31, 2013; provided, that, within sixty days after the first commercial sale of AI-700 in the United States or Europe, prior to December 31, 2013, any then remaining balance of the $4,271,333.34 (plus interest accrued to such date) shall be immediately due and payable in full. The terms of the license agreement with GE are otherwise unchanged.

On February 12, 2009, the Company entered into a third amendment (the “Third BSP Amendment”) to the Patent Transfer Agreement by and between the Company and Bayer Schering Pharma AG (“BSP”) dated as of May 11, 2005, as previously filed with the Securities and Exchange Commission (the “SEC”) with the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2005, and as amended on April 27, 2007, such amendment as previously filed with the SEC with the Company’s current report on Form 8-K as filed on May 3, 2007, and as further amended on May 15, 2008, such amendment as previously filed with the SEC with the Company’s current report on Form 8-K as filed on May 20, 2008 (the “Second BSP Amendment”).  Under the Second BSP Amendment, the Company was due to make a series of payments due as follows: $200,000 on or before fifteen days following execution of the Second BSP Amendment and $1.8 million on or before fifteen days after May 11, 2009.  The Third BSP Amendment provides that, in lieu of the $1.8 million payment due on or before fifteen days after May 11, 2009, the Company shall instead pay BSP a total of $1.8 million as follows: (i) $100,000 on or before fifteen days after the execution of the Third BSP Amendment; (ii) $100,000 on or before fifteen days after the earlier of (a) the closing by Acusphere of an equity financing in excess of $10 million or (b) May 11, 2013; and (iii) $1.6 million on or before fifteen days after May 11, 2013. The terms of the patent transfer agreement with BSP are otherwise unchanged.

Item 8.01               Other Events.

On February 17, 2009, the Company issued a press release announcing (i) that it has submitted an amendment to its New Drug Application (NDA) for ImagifyTM (Perflubutane Polymer Microspheres) for Injectable Suspension to the U.S. Food & Drug Administration and (ii) that it had completed the renegotiation of payment terms under certain intellectual property agreements. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Third Amendment to License Agreement by and between the Company and GE Healthcare AS, dated as of February 11, 2009

10.2	Third Amendment to Patent Transfer Agreement by and between the Company and Bayer Schering Pharma AG, dated as of February 12, 2009

99.1	Press Release dated February 17, 2009, filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.

Dated: February 17, 2009	By:	/s/ Lawrence A. Gyenes
		Name:	Lawrence A. Gyenes
		Title:	Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment to License Agreement by and between the Company and GE Healthcare AS, dated as of February 11, 2009

10.2	Third Amendment to Patent Transfer Agreement by and between the Company and Bayer Schering Pharma AG, dated as of February 12, 2009

99.1	Press Release dated February 17, 2009, filed herewith